UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 23, 2005
BANK OF COMMERCE HOLDINGS
(Exact name of Registrant as specified in its charter)

California	000-25135	94-2823865
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

1951 Churn Creek Road
Redding, California		96002
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (530) 224-3333
N/A
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
See discussion at Item 2.03 below.
Item 2.03 Creation of a Direct Financial Obligation
On September 20, 2005 the Company signed a lease agreement with Wainwright #3 Partners, P.O. Box 591, Marysville, California 95901 to lease 4,904 square feet in the Gateway Business Park located at 950 Tharp Road, Suite 800, Yuba City California. The term of the lease is for five years commencing November 1, 2005 at $1.45 per square foot including a $30 per square foot tenant improvement allowance. The lease provides for the option to purchase the premises at $230 per square foot after year three in the lease agreement.
The location is intended to house Sutter Bank of Commerce, a division of Redding Bank of Commerce. Approximately one half of the facility will be improved for an interim office expected to open around Thanksgiving of this year. The balance of the facility will continue build out and the full facility open as the permanent full service office around mid January of 2006.
Item 9.01 Exhibits
Lease Agreement Wainwright #3 Partners and Redding Bank of Commerce
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 23, 2005	Bank of Commerce Holdings
/s/ Linda J. Miles

By: Linda J. Miles Executive Vice President & Chief Financial Officer

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